WEST BANCORPORATION, INC.

                     EXHIBIT 21 - WHOLLY-OWNED SUBSIDIARIES


                                                            Percentage of Voting
                             State of Organization             Securities Owned
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West Bancorporation, Inc.            Iowa                           Parent

West Des Moines State Bank           Iowa                            100%